EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Constant Contact, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 13, 2009.

This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)           Morgan Stanley Dean Witter Venture Partners IV, L.P. (“MSDW Venture Partners”)
1585 Broadway
New York, New York 10036

(2)           Morgan Stanley Dean Witter Venture Investors IV, L.P. (“MSDW Venture Investors”)
1585 Broadway
New York, New York 10036

(3)           Morgan Stanley Dean Witter Venture Offshore Investors IV, L.P. (“MSDW Offshore Investors”)
1585 Broadway
New York, New York 10036

(4)           Morgan Stanley
1585 Broadway
New York, NY 10036

(5)           MSDW Venture Partners IV, LLC (“MSDW LLC”)
1585 Broadway
New York, New York 10036

(6)           MSDW Venture Partners IV, Inc. (“MSDW Inc.”)
1585 Broadway
New York, New York 10036

Issuer & Ticker Symbol: Constant Contact, Inc. (CTCT)
Date of Event Requiring Statement: 12/31/2008

Signature:	/s/ Debra Abramovitz

By: Debra Abramovitz, as authorized signatory for MSDW LLC and MSDW Inc. and as the institutional managing member of the general partner of each of MSDW Venture Partners, MSDW Venture Investors and MSDW Offshore Investors.

Signature:	/s/ Christopher L. O'Dell
By: Christopher L. O’Dell, as authorized signatory of Morgan Stanley